Exhibit 10.82

AMENDMENT No. 2

TO THE EMPLOYMENT AGREEMENT

This Amendment No. 2 (“Amendment”) to the Employment Agreement dated November 18, 2021 (the ”Agreement”) is made and entered into as of October 18, 2022, by and between La Rosa Holdings Corp., a Nevada corporation (the "Company"), and Mark Gracy, an individual ("Executive"). Each of the Company and Executive is a “Party” to this Amendment and the Company and Executive, collectively, the “Parties” hereto.

RECITALS

WHEREAS, the Company and the Executive entered into the Agreement on November 18, 2021.

WHEREAS, the Company and the Executive desire to amend the Agreement to set forth additional terms, conditions and obligations of the Parties with respect to the Executive’s employment in the Company.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

1.	Section 4(a) of the Agreement is hereby deleted in its entirety, and in its place the following is inserted:

“Salary. During the Term of this Agreement, the Company agrees to pay the Executive an annual base salary of $249,000.00 (the “Salary”). The Salary may increase: (i) by written notice of the Chief Executive Officer, from time to time without the need for approval of the Board of Directors or the Compensation Committee of the Board, in order to adjust the Salary so that Executive’s Salary is always the third highest base salary after the base salary of the Chief Executive Officer and of the Chief Financial Officer of the Company; and (ii) as approved by the Board of Directors or its Compensation Committee (if such Committee has the power to set salaries without the need for Board approval) on the second anniversary of the Effective Date and on each subsequent anniversary, without the need for action by either party hereto. The Salary shall be payable in accordance with the Company's regular payroll schedule and will be subject to payroll taxes and other customary payroll deductions.”

2.	Equity Award. Section 4(c) of the Agreement is hereby deleted and replaced in it’s entirety, and in it’s place the following is inserted:

Effective as of the date of the UPO, the Board or committee there of shall grant the Executive a number of “restricted” shares of the Company’s common stock equal to 2% of the total outstanding shares of the Company’s common stock calculated at the time of the IPO and an option to purchase shares of common stock of the company equal to 2% of the total outstanding shares of the common stock of the Company calculated at the time of the IPO at a per share exercise price equal to the public offering price in the IPO. The restricted shares and the options will be issued concurrent with the IPO (the “Equity Awards”) The Equity Awards shall be subject to a monthly vesting schedule and vest evenly over a 24 month period, commencing on the IPO date (collectively, the "Equity Awards"). In the event of the Executive's death, Disability (as defined herein) or Change of Control of the Company, any then- outstanding and unvested portion of Equity Awards described in this Section 1.4.3.i shall vest on the date of such event. "Change of Control" means the change in effective control of the Company as set forth in Treasury Regulation Section 1.409A-3(i)(5) (i), (v), (vi) or (vii) as determined by the Compensation Committee of the Board. The Equity Awards shall be issued at a per share price equal to the fair market value on the date of issue and will be subject to the terms and conditions of the 2022 Equity Incentive Plan that Executive has seen and approved prior to the execution of this Agreement. Additional Equity Awards may be determined by the Compensation Committee and/or the Board of Directors from time to time thereafter.

Except as set forth above, all of the terms, conditions and provisions of the Agreement shall be and remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement. This Amendment shall be effective on the date set forth above.

[SIGNATURE PAGE TO THE AMENDMENT FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed on the date first written above.

“COMPANY”
LA ROSA HOLDINGS CORP.

/s/ Joseph La Rosa
Signature

Joseph La Rosa
Print Name

Chief Executive Officer
Title

“EXECUTIVE”
MARK GRACY

/s/ Mark Gracy
Executive’s Signature